Exhibit 3.81

INDIANA SECRETARY OF STATE BUSINESS SERVICES DIVISION CORPORATIONS CERTIFIED COPIES

INDIANA SECRETARY OF STATE BUSINESS SERVICES DIVISION

302 West Washington Street, Room E018

Indianapolis, IN 46204

http://www.sos.in.gov

November 05, 2012

Company Requested: VEOLIA ES HOOSIER LANDFILL, INC.

Control Number: 2007062600409

Date Transaction # Pages

06/26/2007 Articles of Incorporation 2

State of Indiana

Office of the Secretary of State

I hereby certify that this is a true and complete copy of this 2 page document filed in this office.

Dated: November 05, 2012

Certification Number: 2012110551639

Connie Lawson

Secretary of State

The Indiana Secretary of State filing office certifies that this copy is on file in this office.

State of Indiana Office of the Secretary of State

CERTIFICATE OF INCORPORATION of VEOLIA ES HOOSIER LANDFILL, INC.

I, Todd Rokita, Secretary of State of Indiana, hereby certify that Articles of Incorporation of the above For-Profit Domestic Corporation have been presented to me at my office, accompanied by the fees prescribed by law and that the documentation presented confirms to law as prescribed by the provisions of the Indiana Business Corporation Law.

NOW, THEREFORE, with this document I certify that said transaction will become effective Tuesday, June 26, 2007.

In Witness Whereof, I have caused to be affixed my signature and the seal of the State of Indiana, at the City of Indianapolis, June 26, 2007

TODD ROKITA,

SECRETARY OF STATE

The Indiana Secretary of State filing office certifies that this copy is on file in this office.

RECEIVED 06/26/2007 03:16 PM

APPROVED AND FILED

TODD ROKITA

INDIANA SECRETARY OF STATE

6/26/2007 3:16 PM

ARTICLES OF INCORPORATION

Formed pursuant to the provisions of the Indiana Business Corporation Law.

ARTICLE I — NAME AND PRINCIPAL OFFICE

VEOLIA ES HOOSIER LANDFILL, INC.

125 S. 84th Street Suite 200, Milwaukee, WI 53214

ARTICLE II — REGISTERED OFFICE AND AGENT

CT Corporation System

251 E. Ohio Street Suite 1100, Indianapolis, IN 46204

ARTICLE III — INCORPORATORS

Michael K. Slattery

125 S. 84th Street Suite 200, Milwaukee, WI 53214

Signature: Michael K. Slattery

ARTICLE IV — GENERAL INFORMATION

Effective Date: 6/26/2007

Number of Shares: 9,000

State of Indiana Office of the Secretary of State

CERTIFICATE OF AMENDMENT of VEOLIA ES HOOSIER LANDFILL, INC.

I, CONNIE LAWSON, Secretary of State of Indiana, hereby certify that Articles of Amendment of the above For-Profit Domestic Corporation have been presented to me at my office, accompanied by the fees prescribed by law and that the documentation presented conforms to law as prescribed by the provisions of the Indiana Business Corporation Law.

The name following said transaction will be:

ADVANCED DISPOSAL SERVICES HOOSIER LANDFILL, INC.

NOW, THEREFORE, with this document I certify that said transaction will become effective Monday, December 03, 2012.

In Witness Whereof, I have caused to be affixed my signature and the seal of the State of Indiana, at the City of Indianapolis, December 3, 2012.

CONNIE LAWSON,

SECRETARY OF STATE

ARTICLES OF AMENDMENT OF THE ARTICLES OF INCORPORATION

State Form 39333 (R12/4.12)

Approved by Stale Board of Accounts, 1995

INSTRUCTIONS:

1.	8 1⁄2” x 11” white paper for attachments.

2.	Present original and one copy to address in upper right hand corner of this form.

3.	Please TYPE or

4.	Please visit our office on the web at www.sos.in.gov.

ARTICLES OF AMENDMENT OF THE ARTICLES OF INCORPORATION OF

Name of Corporation Date of incorporation (month, day, year)

VEOLIA ES HOOSIER LANDFILL, INC. June 26, 2007

The undersigned officers of the above referenced Corporation (hereinafter referred to as the “Corporation”) existing pursuant to the provisions of, (Indicate appropriate act)

✓        Indiana Business Corporation Law      Indiana Professional Corporation Act of 1983

as amended (hereinafter referred to as the “Act”), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

ARTICLE I Amendment(s)

The exact text of Article(s)      Article I          of the Articles of Incorporation is now as follows:

(NOTE: If amending the name of corporation, write Article “I” in space above and write “The name of the Corporation is                              ” below.)

The name of the Corporation is Advanced Disposal Services Hoosier Landfill, Inc.

ARTICLE II

Date of each amendment’s adoption (month, day, year):

November 20, 2012

(Continued on the reverse side)

ARTICLE III Manner of Adoption and Vote

Mark applicable section; NOTE - Only in limited situations does Indiana law permit an Amendment without shareholder approval. Because a name change requires a shareholder approval, Section 2 must be marked and either A or B completed.

SECTION 1 This amendment was adopted by the Board of Directors or Incorporators and shareholder action was not required.

✓	SECTION 2 The shareholders of the Corporation entitled to vote in respect to the amendment adopted the proposed amendment. The amendment was adopted by: (Shareholder approval may be by either A or B.)

A. Vote of such shareholders during a meeting called by the Board of Directors. The result of such vote is as follows:

Shares entitled to vote.

Number of shares represented at the meeting.

Shares voted in favor.

Shares voted against.

B. Unanimous written consent executed on November 20, 2012 and signed by all shareholders entitled to vote.

ARTICLE IV Compliance with Legal Requirements

The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

I hereby verify, subject to the penalties of perjury, that the statements contained herein are true, this 29th day of November 2012.

Signature of current officer or chairman of the board

Printed name of officer or chairman of the board

Christian B. Mills

Title of signatory

Assistant Secretary